Exhibit 99.1

                                                                   PRESS RELEASE

FOR IMMEDIATE RELEASE

[LOGO OF IMMUNICON]

           IMMUNICON CORPORATION REPORTS RESULTS FOR THE THIRD QUARTER
                    AND NINE MONTHS ENDED SEPTEMBER 30, 2005

o    Immunicon ships first CellTracks Analyzer IIs to Europe with "CE" mark
o Platform shipments for the third quarter total nine CellTracks Analyzer IIs and five CellTracks AutoPrep Systems
o Immunicon announced a reduction in staff and other expenses on August 29, 2005, while continuing to focus on key commercialization and product development activities
o Immunicon improves anticipated net cash "burn" guidance and now anticipates that net cash burn will not exceed $30 million for 2005

HUNTINGDON VALLEY, PA, November 1, 2005 -- Immunicon Corporation {Nasdaq-NM:
IMMC}, a development-stage company developing and commercializing proprietary cell- and molecular-based human diagnostic and life-science research products with an initial focus on cancer, today announced its operating results for the quarter ended September 30, 2005.

FINANCIAL RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2005

Immunicon reported product revenue of $868,000 for the third quarter, including $715,000 in instrument revenue and $153,000 in reagent and consumable product sales. Immunicon had $62,000 in product revenue in the corresponding quarter of 2004 due to the launch of Immunicon's initial diagnostic products in August 2004. Product revenue for the nine months ended September 30, 2005 was $2,000,000, including $1,635,000 in instrument revenue and $365,000 in reagent and consumable product sales. Immunicon reported $183,000 in product revenue in the corresponding nine months of 2004.

Immunicon launched its next generation cell analysis platform, the CellTracks Analyzer II, at the end of June 2005. During the quarter, Immunicon shipped nine CellTracks Analyzer IIs to domestic and international customers and affiliates of Johnson & Johnson. As a result of the introduction of the CellTracks Analyzer II, Immunicon does not anticipate any new placements of its CellSpotter Analyzer. Additionally, during the quarter the Company shipped five CellTracks AutoPrep Systems all to customers in the U.S. and Europe. Cumulative shipments of instrument systems as of September 30, 2005 totaled 38 analyzers (13 CellTracks Analyzer IIs and 25 CellSpotter Analyzers) and 33 CellTracks AutoPrep Systems. Recognition of revenue related to instrument shipments to customers typically is delayed for a period of several months due to final evaluation of these systems by customers.

For the quarter ended September 30, 2005, Immunicon's net loss was $7.1 million, or $0.26 per share, based on 27.5 million weighted average common shares outstanding, compared with a net loss of $8.3 million, or $0.36 per share, for the same period in 2004, based on 23.0 million weighted average common shares outstanding.

Research and development ("R&D") expenses for the quarter ended September 30, 2005 were $5.8 million, compared to $6.9 million for the third quarter of 2004. The entire decrease of $1.1 million was the result of lower lab supply and product related material purchases in 2005. Immunicon began capitalizing inventory-related costs in the fourth quarter of 2004. Prior to that time, all product and inventory material purchases were recorded as an R&D expense, principally as laboratory supplies. As a result laboratory supplies purchased and expensed in 2004 are being used in 2005, thereby lowering the cost of laboratory supplies in 2005. For these reasons, laboratory supply costs are lower in the three months September 30, 2005 compared to the corresponding quarter in 2004.

R&D expenses for the nine months ended September 30, 2005 were $17.2 million, compared to $18.0 million for the corresponding period in 2004. Clinical trial expenses were higher in the first nine months of 2005 due to the initiation of the metastatic colorectal and metastatic prostate cancer trials in the second half of 2004. Salary expenses were higher due to higher personnel levels associated with clinical trial and commercialization-related activities that were added throughout 2004, and therefore, reflect the full impact in 2005. These expenses were offset by lower laboratory supply and product related material purchases in 2005. Immunicon began capitalizing inventory related costs in the fourth quarter of 2004. Prior to that time, all product and inventory material purchases were recorded as an R&D expense, principally as laboratory supplies. As a result, laboratory supplies purchased and expensed in 2004 are being used in 2005, thereby lowering the cost of laboratory supplies in 2005. For these reasons, laboratory supply costs are lower in the nine months ended September 30, 2005 than in the corresponding nine months in 2004.

General and administrative ("G&A") expenses for the third quarter of 2005 were $2.1 million, compared to $1.7 million for the comparable quarter of 2004. This increase of $400,000 is attributable to staff increases related to commercialization activities and to costs related to public company filing and reporting requirements, the certification of Immunicon's system of internal control related to the Sarbanes-Oxley Act and support of operating activities.

G&A expenses for the nine months ended September 30, 2005 were $6.1 million compared to $4.4 million for the corresponding period in 2004. This increase of $1.7 million is attributable to staff increases related to commercialization activities and to costs related to public company filing and reporting requirements, the certification of Immunicon's system of internal control related to the Sarbanes-Oxley Act and support of operating activities.

On August 29, 2005, Immunicon announced that it was reducing staff and other expenses in order to align costs with its commercialization strategy and revenue ramp and Immunicon reduced its workforce by approximately 25% as of that date. The Company anticipates recording total charges of up to $1 million related to the staff and other cost reductions. The Company expects to make all severance-related payments, totaling approximately $400,000, before the end of 2005. These severance costs have been recorded as operating expenses in the quarter ended September 30, 2005. The Company expects to incur charges of up to an estimated additional $600,000 such as those related to space consolidation, among others, in the first half of 2006.

On September 30, 2005, Immunicon had cash, cash equivalents and investments of $50.1 million.

On June 29, 2005 Immunicon sold 4,137,902 shares of common stock at $4.75 per share and received net proceeds of approximately $18.0 million. The shares were sold under a shelf registration statement that became effective in May 2005.

Immunicon now anticipates that its net cash expenditures (net cash "burn") for 2005 will not exceed $30 million. This represents an improvement from guidance provided earlier in the year of between $30 million and $32 million net cash burn. Immunicon continues to control actively operating costs and to monitor staffing levels and capital expenditures.

Edward L. Erickson, Immunicon's Chairman and Chief Executive Officer commented, "The shipment of nine CellTracks Analyzer IIs during the quarter including shipments of this product with the 'CE mark', which is important for sales to customers in the member countries of the European Union, are notable achievements for the quarter. With the completion of certain cost reduction actions during the third quarter, we enter the fourth quarter of the year with clear focus and a strong balance sheet. We will continue to fund aggressively our commercialization activities and key product and clinical development programs."

Commercialization and Market Highlights

o On September 21, 2005, Immunicon announced that it had completed the first commercial shipments of the CellTracks Analyzer II to Europe. The first two customers for this product in Europe were a major teaching hospital in the United Kingdom and an affiliate of Veridex. The units meet European safety and quality requirements and carry the Conformite Europeenne, or CE, mark. Immunicon Corporation has been certified under the Quality Management Systems for Medical Device Manufacturers (ISO 13485:2003) and is in compliance with the European "In Vitro Diagnostic Directive." The CellTracks Analyzer II is the next generation analyzer to Immunicon's CellSpotter Analyzer, launched in 2004. Both analysis platforms are intended for use with Immunicon's sample preparation instrument, the CellTracks AutoPrep System, although the CellTracks Analyzer II improves the scanning procedure for identifying and counting rare cells. Furthermore, the system may be useful in research applications involving the analysis of associated cellular markers. Immunicon received U.S. Food and Drug Administration 510(k) clearance for CellTracks Analyzer II in March of 2005. Immunicon does not anticipate additional commercial shipments of the CellSpotter Analyzer.

o As of September 30, 2005, Immunicon has shipped 13 CellTracks Analyzer IIs, including seven to various domestic and international customers and six to affiliates of Johnson & Johnson. The seven shipments to non-Johnson & Johnson affiliates were complete system shipments and also included CellTracks AutoPrep Systems. Cumulative shipments of instrument systems as of September 30, 2005 totaled 38 analyzers (13 CellTracks Analyzer IIs and 25 CellSpotter Analyzers) and 33 CellTracks AutoPrep Systems. The systems are located in the U.S., various countries of the EU and Japan and include placements in major reference labs (Quest DiagnosticsSM in the U.S. and SRL in Japan), hospital labs, a major U.S. pharmaceutical company, clinical research organizations and various Johnson & Johnson sites worldwide. To date, only one system has been returned by a customer. The customer determined that it would be more efficient to order the CellSearch Circulating Tumor Cell Test directly from Quest Diagnostics, Inc due to low initial test volume.

     A summary of instrument shipments for the quarter ended September 30, 2005 and for the period from launch to September 30, 2005 is attached:

                                     Quarter ended       Cumulative from launch
          Instrument shipments:    September 30, 2005     to September 30, 2005
          ---------------------    ------------------    -----------------------

         CELLTRACKS ANALYZER II
                 J&J affiliates                     3                          6
                Other customers                     6                          7
                                   ------------------    -----------------------
   Total CellTracks Analyzer II                     9                         13

           CELLSPOTTER ANALYZER
                 J&J affiliates                     -                         14
                Other customers                     -                         11
                                   ------------------    -----------------------
              Total CellSpotter                     -                         25

                Total Analyzers                     9                         38

            CELLTRACKS AUTOPREP
                 J&J affiliates                     -                         16
                Other customers                     5                         17
                                   ------------------    -----------------------
     Total CellTracks AutoPreps                     5                         33


o On August 29, 2005, Immunicon announced actions to align staff levels and other expenses with its current commercialization strategy and expectations for near-term revenue growth. This initiative included a workforce reduction of approximately 25% of full-time equivalent domestic staff principally in research and development, operations and certain support functions. The Company noted that a significant component of the workforce reduction involved employees who were engaged in platform development programs that are now essentially completed, such as the Company's next generation cell analysis platform, the CellTracks Analyzer II. Additionally, the Company has completed development of core reagents and ancillary components incorporated in cell analysis kits, most notably the CellSearch Circulating Tumor Cell (CTC) Kit, sold by Veridex. The Company also noted that it continues to pursue important development projects such as clinical trials in metastatic colorectal and prostate cancer and research and development efforts on circulating endothelial cells and certain molecular analysis products. The clinical trials in metastatic colorectal and prostate cancer are intended to lead to regulatory submissions for expanded claims for the CellSearch CTC Kit.

o On October 19, 2005, Immunicon announced that it ranked Number 210 on the 2005 Deloitte Technology Fast 500, a ranking of the 500 fastest growing technology companies in North America. Rankings are based on percentage revenue growth over five years from 2000-2004. Over that period, Immunicon achieved revenue growth of approximately 755 percent.

Conference Call
---------------

Edward L. Erickson, Chairman and CEO, and other members of senior management will provide an Immunicon update and discuss results via Webcast and conference call on Tuesday, November 1, at 9:00 a.m. EDT. To participate in the live call by telephone, the dial-in number for domestic U.S. listeners is (800) 289-0494; international callers may dial (913) 981-5520.

Those interested in listening to the conference call live via the Internet may do so by visiting Immunicon's website at www.immunicon.com. To listen to the live call, please go to the website 15 minutes prior to its start to register, download, and install the necessary audio software.

Following the call, a webcast audio replay will be available on the Company's website for 30 days through Thursday, December 1. In addition, a dial-in replay will be maintained for five days through Sunday, November 6 and can be accessed by dialing (888) 203-1112 or (719) 457-0820 and entering reservation number 4746574.

About Immunicon Corporation
---------------------------

Immunicon Corporation is developing and commercializing proprietary cell- and molecular-based human diagnostic and life science research products with an initial focus on cancer disease management. Immunicon has developed platform technologies for selection and analysis of rare cells in blood, such as circulating tumor cells and circulating endothelial cells that are important in many diseases and biological processes. Immunicon's products and underlying technology platforms also have application in the clinical development of cancer drugs and in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious diseases. www.immunicon.com

The information contained in this press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as "hope," "may," "believe," "anticipate," "plan," "expect," "intend," "assume," "will" and similar expressions. Forward-looking statements contained in this press release include, among others, statements relating to Immunicon's anticipated net cash burn for 2005, Immunicon's funding strategy for commercialization activities and key product and clinical development programs and other statements not of historical fact. Immunicon cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management's current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by Immunicon's forward-looking statements. These factors include, but are not limited to, risks and uncertainties associated with: Immunicon's dependence on Veridex, LLC, a Johnson & Johnson company, in the field of cancer cell analysis; Immunicon's capital and financing needs; research and development and clinical trial expenditures; commercialization of Immunicon's product candidates Immunicon's ability to use licensed products and to obtain new licenses from third parties; Immunicon's ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to Immunicon's customers for Immunicon's products; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under Immunicon's agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to Immunicon's products; effectiveness Immunicon's products compared to competitors' products; protection of Immunicon's intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against Immunicon; labor, contract or technical difficulties; and competitive pressures in Immunicon's industry. These factors are discussed in more detail in Immunicon's filings with the Securities and Exchange Commission.

"Immunicon" and the Immunicon Corporation logo are registered trademarks of Immunicon Corporation. "CellSpotter" and "CellTracks" are registered trademarks of Immunivest Corporation, a wholly-owned subsidiary of Immunicon Corporation. CellTracks Analyzer II and AutoPrep are trademarks of Immunivest Corporation. "CellSearch" is a trademark of Johnson & Johnson. All other trademarks or servicemarks appearing in this report are the property of their respective holders. ALL RIGHTS RESERVED.

CONTACT INFORMATION:                         INVESTORS/MEDIA:

James G. Murphy                              The Ruth Group
SVP of Finance & Administration, CFO         Jason Rando (media) 646-536-7025
215-830-0777 ext. 121                        jrando@theruthgroup.com
jmurphy@immunicon.com                        John Quirk (investors) 646-536-7029
                                             jquirk@theruthgroup.com

IMMUNICON CORPORATION AND SUBSIDIARIES
(A Development-Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
--------------------------------------------------------------------------------
(In thousands, except share amounts)

                                                                        SEPTEMBER 30           DECEMBER 31,
                                                                             2005                   2004
                                                                       ---------------       ----------------
ASSETS
------

                            CURRENT ASSETS:
  Cash and cash equivalents                                            $        25,574       $         27,552
  Short-term investments                                                        24,511                 25,551
  Receivable from related party                                                    336                    249
  Accounts receivable                                                              452                    255
  Inventory                                                                      3,010                  1,076
  Prepaid expenses                                                                 557                    591
  Other current assets                                                             352                    509
                                                                       ---------------       ----------------
                                                                                54,792                 55,783
Property and equipment, net                                                      6,008                  4,380
Long term investments                                                                -                    530
Other assets
                                                                                   332                    371
                                                                       ---------------       ----------------
TOTAL ASSETS                                                           $        61,132       $         61,064
                                                                       ===============       ================

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
                         CURRENT LIABILITIES:
  Current portion of long-term debt                                    $         2,869       $          3,012
  Accounts payable                                                               1,181                    840
  Payable to related party                                                         414                    228
  Accrued expenses                                                               1,692                  3,264
  Current portion of deferred revenue                                            4,449                  1,398
                                                                       ---------------       ----------------
           Total current liabilities                                            10,605                  8,742
                                                                       ---------------       ----------------
Long-term debt                                                                   2,914                  2,587
                                                                       ---------------       ----------------
Deferred revenue                                                                   502                    897
                                                                       ---------------       ----------------
Commitments and Contingencies

                         STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value--100,000,000 authorized,
    27,492,708 and 23,165,741 shares issued and outstanding as of
    September 30, 2005 and December 31, 2004, respectively                          27                     23
  Additional paid-in capital                                                   162,037                142,670
  Deferred stock-based compensation                                             (2,180)                (2,345)
  Currency translation adjustment                                                   13                     29
  Deficit accumulated during the development stage                            (112,786)               (91,539)
                                                                       ---------------       ----------------
           Total stockholders' equity                                           47,111                 48,838
                                                                       ---------------       ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $        61,132       $         61,064
                                                                       ===============       ================

IMMUNICON CORPORATION AND SUBSIDIARIES
(A Development-Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS
SEPTEMBER 30, 2005 COMPARED TO SEPTEMBER 30, 2004
(in thousands, except for per share and per share data)
UNAUDITED

                                                                                                         PERIOD FROM
                                                                                                       AUGUST 25, 1983
                                                                                                         (INCEPTION
                                             THREE MONTHS ENDED               NINE MONTHS ENDED            DATE) TO
                                                SEPTEMBER  30,                  SEPTEMBER 30,           SEPTEMBER 30,
                                          -------------------------     ---------------------------    ---------------
                                             2005          2004           2005             2004              2005
                                          -----------    ----------     ----------      -----------    ---------------
Product revenue
    Related parties                       $       528    $       56     $    1,142      $       166    $         2,011
    Third party customers                         340             5            858               17              1,116
                                          -----------    ----------     ----------      -----------    ---------------
Total product revenue                             868            61          2,000              183              3,127

Cost of goods sold                                835             -          1,645                -              1,645
                                          -----------    ----------     ----------      -----------    ---------------
        Gross profit (loss) on
         product sales                             33            61            355              183              1,482

Milestone and license revenue
- related parties                                 240            93            820              175              5,259
                                          -----------    ----------     ----------      -----------    ---------------
Other revenue                                     175             -            277               14              4,190
                                          -----------    ----------     ----------      -----------    ---------------
Total revenue                                   1,283           154          3,097              372             12,576
                                          -----------    ----------     ----------      -----------    ---------------

Operating expenses:
    Research & development                      5,761         6,856         17,246           17,984             95,331
    General & administrative                    2,064         1,699          6,081            4,366             30,585
                                          -----------    ----------     ----------      -----------    ---------------
        Total operating expenses                7,825         8,555         23,327           22,350            125,916

Operating loss                                 (7,377)       (8,401)       (21,875)         (21,978)          (114,985)

Other income from related party                                                  -                -                250

Other income (expense)
    Interest and other income                     429           238            995              459
    Interest expense                             (122)         (153)          (367)            (484)
                                          -----------    ----------     ----------      -----------    ---------------
        Other income (expense), net               307            85            628             (25)              1,949
                                          -----------    ----------     ----------      -----------    ---------------

Net loss                                  $    (7,070)   $   (8,316)    $  (21,247)     $   (22,003)   $      (112,786)
                                          ===========    ==========     ==========      ===========    ===============

Net loss per common share -
basic and diluted                         $    (0.26)    $    (0.36)    $    (0.86)     $     (1.56)
                                          ===========    ==========     ==========      ===========

Weighted average common shares
oustanding-basic and diluted               27,488,789    22,970,191     24,717,798       14,126,326
                                          ===========    ==========     ==========      ===========

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